UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2026

______________________________

First Trust Senior Floating Rate Income Fund II

(Exact name of registrant as specified in its charter)

Massachusetts	811-21539	11-3716541
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

120 East Liberty Drive, Suite 400 Wheaton, Illinois (Address of principal executive offices)	60187 (zip code)

Registrant’s telephone number, including area code: (630) 765-8000

______________________________________________________

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of class	Trading Symbol	Name of Exchange on which registered
Common stock, $0.01 par value per share	FCT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure

First Trust Advisors L.P. (“FTA”) announced today the results of the special meeting of shareholders of First Trust Senior Floating Rate Income Fund II (NYSE: FCT) (the “Fund”) held on June 25, 2026.

Shareholders of FCT, a diversified, closed-end management investment company organized as a Massachusetts business trust, have approved the reorganization of FCT with and into First Trust Flexible Income ETF, a newly formed series of First Trust Exchange-Traded Fund VIII (“FFLX”). Subject to the satisfaction of certain customary closing conditions, the reorganization of FCT into FFLX is expected to close on August 10, 2026, or as soon as practicable thereafter. Upon the completion of the reorganization, which is expected to be tax-free, the assets of FCT will be transferred to, and the liabilities of FCT will be assumed by, FFLX. The shareholders of FCT will receive shares of FFLX with a value equal to the aggregate net asset value of the shares of FCT held by them.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit
Number	Description
99.1	Press Release, dated June 25, 2026.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 25, 2026		FIRST TRUST SENIOR FLOATING RATE INCOME FUND II

	By:	/s/ W. Scott Jardine
	Name	W. Scott Jardine
	Title:	Secretary

EXHIBIT INDEX

Exhibit
Number	Description
99.1	Press Release, dated June 25, 2026.